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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 2001



                                FERRO CORPORATION
             (Exact name of registrant as specified in its charter)



             OHIO                       1-584                   34-0217820
(State or other jurisdiction of      (Commission             (I.R.S. Employer
        incorporation)               File Number)           Identification No.)

     1000 LAKESIDE AVENUE, CLEVELAND, OH                         44114-1183
   (Address of Principal Executive Office)                       (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (216) 641-8580

                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

         (1) Ferro Corporation, an Ohio corporation (the "Company"), entered into an Underwriting Agreement dated December 17, 2001 with Credit Suisse First Boston, for itself and as representative of the underwriters named in Schedule I thereto, for the offering of the Company's 9 1/8% Senior Notes due 2009 in the aggregate principal amount of $200,000,000 (the "Notes"). The Notes, as described in a Prospectus Supplement dated December 17, 2001, were issued under an Indenture dated as of March 25, 1998 (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association, the successor-in-interest to Chase Manhattan Trust Company, National Association, as trustee (the "Trustee"), as provided in an Officers' Certificate dated December 20, 2001 pursuant to Section 301 of the Indenture. The Notes were registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 033-63855).

         (2) As previously reported, Ferro Corporation acquired the electronic materials, performance pigments and colors, glass systems, and Cerdec ceramics businesses (the "dmc2 Businesses") of dmc2 Degussa Metals Catalysts Cerdec AG ("dmc2") on September 7, 2001 the (the "dmc2 Acquisition"). The information set forth below describes our business subsequent to the dmc2 Acquisition.


                                    BUSINESS

OVERVIEW

            Ferro Corporation, incorporated under the laws of Ohio in 1919, is a leading producer of a diverse array of performance materials sold to a broad range of manufacturers in approximately 30 markets throughout the world. Our products are classified as performance materials, rather than commodities, because they are formulated to perform specific and important functions both in the manufacturing processes and in the finished products of our customers. Our performance materials require a high degree of technical service on an individual customer basis. The value of these performance materials stems from the results and performance they achieve in actual use. In addition, our products are not sold in the high volume normally associated with commodity businesses. We apply certain core scientific expertise in organic chemistry, inorganic chemistry, polymer science and material science to develop coatings for ceramics and metal; materials for passive electronic components; pigments; enamels, pastes, and additives for the glass market; specialty plastic compounds and colors; and polymer additives.

         We have leading market positions in businesses that accounted for approximately 72% of our pro forma sales for the nine-month period ended September 30, 2001. For example, we are among the world's largest suppliers of ceramic glaze and color, porcelain enamel coatings, specialty colorants, powder coatings, and glass additives. We are a worldwide leader in the production of passive electronic materials, and we believe we are currently the only merchant manufacturer of all the primary components (electrodes, dielectrics, and termination pastes) of


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multi-layer capacitors. We hold a leading market position in North America for
PVC specialty additives and modifiers.

         Our products are traditionally used in markets such as appliances, automotive, building and renovation, electronics, household furnishings, industrial products, pharmaceuticals, telecommunications and transportation. Our leading customers include major chemical companies, producers of multi-layer ceramic capacitors and manufacturers of tile, appliances and automobiles. Many customers, particularly in the appliance and automotive markets, purchase materials from more than one of our business units. Our customer base is also well-diversified both geographically and by end-market.

         The diversity of our products, customers, and end-markets serves to stabilize our ongoing financial results. After giving effect to the dmc2 Acquisition, our pro forma revenues for the fiscal year ended 2000 and nine months ended September 30, 2001 would have been $1,993 million and $1,416 million, respectively.

ACQUISITION HISTORY

         Over the last four years, we have completed seven acquisitions, six of which have been fully integrated into our business. The acquired businesses have been highly complementary of our existing businesses, allowing us to realize synergies and generate strong cash flows from operations.

         In May 1998, we acquired the assets of Ningbo Powder Coatings Company Ltd., located in the People's Republic of China, which established our first manufacturing base in that country and allowed us to serve certain multi-national customers on a global basis. In March 1999, we acquired Advanced Polymer Compounding Company, a supplier of high-performance thermoplastic elastomers and engineering plastic compounds. This transaction served to add a niche, value-added product to our performance chemicals business. We then acquired TAM Ceramics Incorporated in July 1999. TAM is a supplier of dielectric powders for the electronics market and zircom-based ceramics powders for a variety of uses. This acquisition complemented our manufacturing and technology strengths in serving the passive electronic components market generally, and the multi-layer capacitors segment in particular.

         During the year 2000, we completed three acquisitions. In August 2000, we purchased the polymer modifiers business and related manufacturing facilities of Solutia Inc. The polymer modifiers business is a key global producer of specialty plasticizers and other modifiers used in the production of a variety of plastics. This acquisition was highly synergistic with our existing polymer additive business and provided that business with two manufacturing facilities in Europe and the accompanying distribution channel for all the business products in the European community. In November 2000, we acquired Pfanstiehl Laboratories, which produces a broad range of fine chemicals including advanced pharmaceutical intermediates, active pharmaceutical ingredients, high potency compounds and dietary supplements, and food and cosmetic additives. The Pfanstiehl acquisition complemented our existing capabilities in fine chemicals and greatly strengthened our product offering to the pharmaceutical market. In December 2000, we purchased EMCA-Remex from National Starch and Chemical Company. EMCA-Remex


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specializes in the production of thick film pastes for hybrid microelectronics and was highly synergistic with our electronic materials business.

         On September 7, 2001, we purchased the dmc2 Businesses for approximately $525 million in cash. To finance the dmc2 Acquisition, replace our existing credit facilities and provide for ongoing working capital, we entered into new unsecured credit facilities providing for an aggregate of $860 million in commitments. The proceeds from our recent offering of $200 million of 9 1/8% Senior Notes due 2009 were used to repay a portion of that indebtedness.

         The dmc2 Businesses produce materials for passive electronic components; organic and inorganic pigments and colors for ceramics, plastic, and glass; enamels, pastes, and additives for the glass market; and ceramic coatings for structural ceramics and sanitaryware. The dmc2 Businesses products are manufactured in 15 countries around the world and are used primarily in markets we traditionally serve.

         The dmc2 Acquisition expands our geographic reach and enhances our product capabilities in three core businesses:

         - Electronic Materials -- The dmc2 Acquisition more than doubles the sales of our electronic materials business and adds critical metals technology and manufacturing capabilities to this business, including manufacturing facilities in Europe and Japan (the largest electronics manufacturing market in the world);

         - Specialty Colors -- The dmc2 Acquisition strengthens our technology and competitive presence in our high-margin specialty colors business; and

         - Tile Coatings -- The dmc2 Acquisition complements our manufacturing capabilities in the tile business and broadens our presence in Asia and Southern Europe.

         In addition, the dmc2 Acquisition provides an opportunity to realize significant manufacturing and operating efficiencies and cost savings by eliminating duplicate facilities, reducing overhead and capitalizing on raw material sourcing synergies.

PRODUCTS AND MARKETS

         Many end-product companies, interested in outsourcing the production of complex, high-valued chemicals, turn to us for fast response and technical skills in producing a variety of chemicals. We are able to meet these needs through our diverse product offering, technical expertise, and global reach.

         As described below, we have two financial reporting segments: Coatings and Performance Chemicals.

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COATINGS SEGMENT

         The following table outlines the key business units in our Coatings segment, its products, and key markets served.

---------------------------------------- -------------------------------------- --------------------------------------
BUSINESS UNITS                           PRODUCTS                               KEY MARKETS
---------------------------------------- -------------------------------------- --------------------------------------
Tile Coatings                            Ceramic glaze coatings, ceramic        Tile, sanitaryware, industrial and
                                         colors, decorative materials, kiln     commercial machinery, electronics,
                                         furniture, grinding media,             transportation equipment,
                                         structural ceramics                    telecommunications
---------------------------------------- -------------------------------------- --------------------------------------
Specialty Colors                         Inorganic pigments, forehearth         Paint and plastics, glass packaging,
                                         color, glass decorating enamels,       tableware, fine china, roof tile,
                                         specialty glazes                       appliances, automotive, architectural
---------------------------------------- -------------------------------------- --------------------------------------
Electronic Material                      Electronic and specialty glasses,      Electronics, telecommunications,
                                         ceramic dielectric powders, thick      computers, automotives, ophthalmic
                                         film pastes and tapes, surface         lenses/precision optics, military
                                         finishing compounds                    and defense aerospace
---------------------------------------- -------------------------------------- --------------------------------------
Industrial Coatings                      Powder coatings, porcelain enamel      Appliances, cookware, sanitaryware,
                                         coatings                               architectural, automotives,
                                                                                industrial
---------------------------------------- -------------------------------------- --------------------------------------

         Tile Coatings. We believe we are one of the world's leading suppliers of ceramic glaze coatings to manufacturers of ceramics, from floor/wall tile to sanitaryware, and we are also a major supplier of kiln furniture, grinding media, and structural ceramics to more than 30 markets throughout the world. We offer a complete line of frits, glazes and colors, including frits for single, fast-fire and third-fire tile production.

         As a leading worldwide resource in ceramics, we continuously develop new products to meet customer needs. Not only can we provide products customers need, we also offer technology, expertise and manufacturing know-how in the form of customer support. Through our Ceramic Design and Development Center (located in the world tile capitals of Spain and Italy), we pull together the resources customers need. These experienced specialists work with customers at any point in the initial design phase through actual tile production.

         Specialty Colors. Our performance pigments and colors business makes and markets worldwide a broad line of mixed metal oxide pigments for use in plastic packaging, PVC products such as vinyl siding, engineering plastics for the automotive and electronic markets and industrial paints and coatings for a wide variety of end uses ranging from farm and industrial equipment to coil coating. We have also developed a wide range of formulations for food packaging according to Food & Drug Administration regulations, which only allow selected pigment types to be used in food contact applications.


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         We are a global supplier of decorative colors, precious metals preparations, highly fusible special coatings for ceramics surfaces, and inorganic pigments for coloring plastic and ceramics. Specialty pigments and colorants are produced for the dinnerware, paint, and plastic markets. Our business is a global leader in products for ceramic decoration of tableware and art ceramics, using lead- and cadmium-free technology, computer based color separation systems, and UV curable color pastes. The pigments and special coatings unit is a supplier of stains for tableware and art ceramics and a supplier to the U.S. plastics/coatings market.

         Our worldwide glass systems business supplies a complete portfolio of products to the glass market for coloration both in (forehearth coloration) and on (surface decoration) the glass. Our colors add value to a wide range of consumer, technical and industrial glass products in the container, automotive and flat glass market segments. Our products are tailored to meet the specific demands of our customers in each market segment, including automotive, appliance, architectural, tableware, giftware, lighting, and container (cosmetic, food and beverage).

         Electronic Materials. Our electronic materials business develops, manufactures, and markets high purity powders, pastes, and tapes for many electronic applications, including multi-layer ceramic capacitors, hybrid microelectronics, polishing materials, surge protection and photovoltaic materials. In the dmc2 Acquisition, we acquired key metals technologies and manufacturing facilities in Europe and Japan (the largest market for electronics manufacturing in the world). We believe this added geographic diversity significantly strengthens our manufacturing capabilities that were previously highly concentrated in the United States.

         Our electronic and specialty glass products are used in military, aerospace, semiconductors, electronics, dental and biomedical, and other technical applications. We also offer a broad line of dielectrics, terminations, electrodes, and binders for multi-layer capacitors and other passive electronic components. Our electronic ceramics and surface finishing materials include oxides of aluminum, cerium, tin, and zirconium for grinding or polishing silicon wafers and a wide range of glasses used in electronic applications, as well as stone, plastic, and metal products. Our microcircuit and specialty thick film materials are used in the production of a number of advanced electronic devices and packages.

         Our multi-layer materials product line provides dielectric and metal powders and pastes to the growing multi-layer capacitor, or MLC, market. We are a supplier of all three MLC components: conductive (inner electrode), non-conductive (dielectrics) and termination powders and pastes. MLCs are primarily designed for use where small physical size with comparatively large electrical capacitance and high insulation resistance are required.

         We have recently expanded our electrode paste manufacturing and have developed a new line of metal pastes for the MLC market for use in base metal electronics MLC's to reduce costs.

            Industrial Coatings. Our industrial coatings group manufactures both porcelain enamel and powder coatings. These materials are used in the appliance, automotive and general industrial markets. With a strong position in both the appliance and automotive markets, we are expanding into the general industrial market as more metal product manufacturers convert to the use of powder coatings for their finishing needs.


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         We are a leading supplier of porcelain enamel worldwide. Porcelain enamel has long been used as an ultimate quality, highly durable and sanitary finish on large and small appliances, cookware and grills, as well as sanitaryware, water heaters, building panels, signage, and chemical storage vessels.

         We are also one of the world's largest producers of thermoset powder coatings. We believe we have one of the world's largest manufacturing facilities and have been providing customer driven solutions for over 20 years. We believe we have a strong position in all three market segments and we are expanding our capability to provide quick color matches and small batch orders.

PERFORMANCE CHEMICALS SEGMENT

         The following table outlines the key business units in our Performance Chemicals segment, their products, and key markets served.

---------------------------------------- -------------------------------------- --------------------------------------
BUSINESS UNITS                           PRODUCTS                               KEY MARKETS
---------------------------------------- -------------------------------------- --------------------------------------
Polymer Additives                        Heat and light stabilizers,            Household furnishings, automotive,
                                         plasticizers                           industrial, architectural,
                                                                                construction
---------------------------------------- -------------------------------------- --------------------------------------
Performance and Fine Chemicals           Pharmaceutical intermediates, active   Electronics, pharmaceutical,
                                         pharmaceutical ingredients, high       agriculture, polymers
                                         potency compounds, dietary
                                         supplements, food and cosmetic
                                         additives, petroleum additives.
---------------------------------------- -------------------------------------- --------------------------------------
Plastic Colorants                        Color concentrates/ masterbatch,       Appliance, automotive, packaging,
                                         gelcoats, liquid and paste color       recreation, boats, RVs and trucks,
                                         dispersions                            sanitaryware, swimming pools,
                                                                                architectural, industrial
---------------------------------------- -------------------------------------- --------------------------------------
Filled and Reinforced Plastics           Filled and reinforced                  Appliances, automotive, household
                                         thermoplastics, polyolefin alloys,     furnishings, recreation, industrial,
                                         thermoplastic elastomers/ process      lawn
                                         melt
---------------------------------------- -------------------------------------- --------------------------------------

         Polymer Additives. Our polymer additives, which improve the characteristics or processing of plastics, include heat and light stabilizers, specialty and epoxy plasticizers, and plastics lubricants.

         Performance and Fine Chemicals. Our performance and fine chemicals are used in specialty resins, plasticizers, pharmaceutical and agricultural chemicals, detergents and antioxidants. We also provide major chemical manufacturers with custom synthesis for the production of complex, high-valued chemicals.


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         Plastic Colorants. Our plastic color concentrates, gelcoats and liquid and paste color dispersions are used to enhance the appearance of plastic parts and components in appliances, automobiles, household furnishings, packaging applications, and a host of recreational products from sports equipment to toys. We provide solutions in material selection and formulation and assistance with part and mold design, process molding, and mold flaws.

         Filled and Reinforced Plastics. Our filled and reinforced plastics, which are specially formulated compounds, consisting of polypropylene and other resins, are used in a wide variety of applications in the automotive, appliance, household furnishings, and leisure products markets.

RAW MATERIALS

         Raw materials widely used in our businesses include resins, thermoplastic polymers, cobalt oxide, zinc oxide, zircon sand, borates, porcelain, silica, steric acid, tallow and titanium dioxide. Other important raw materials include silver, copper and precious metals. Over the past two years, the prices of silver and copper have been generally stable or declining. The price of precious metals can fluctuate greatly. Precious metal cost fluctuations are generally passed through to customers, however, we do have some exposure to cost fluctuation for precious metals held in inventory.

         We have a broad supplier base and, in most instances, alternative sources of raw materials are available if problems arise with a particular supplier. We maintain comprehensive supplier agreements for our strategic and critical raw materials. In addition, the magnitude of our purchases provides for significant leverage in negotiating favorable conditions for long-term supplier contracts.

EMPLOYEES

         We employ approximately 10,000 full-time employees, and roughly half of these employees work in our foreign subsidiaries and affiliates. Approximately 23% of our domestic workforce is covered by labor agreements.

RESEARCH AND DEVELOPMENT

         A substantial number of our employees are involved in research and development activities relating to new and existing products, services and techniques required by the ever-changing markets of our customers. Laboratories are located at each of our major subsidiaries around the world where technical efforts are applied to meet customer and market needs of the particular geographical area. In the United States, laboratories are maintained in each of our divisions. In addition, corporate research and development activity is located in the Cleveland area. Our research staff is organized by major business group. We also operate central design and development labs in Italy and Spain to serve the tile market worldwide.


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         Expenditures for research and development activities relating to the development or significant improvement of new and/or existing products, services and techniques for Ferro excluding the dmc2 Businesses were approximately $30 million in 2000, $31 million in 1999 and $29 million in 1998. Expenditures for individual customer requests for research and development were not material. We do not anticipate research and development expenditures to increase significantly with the integration of the dmc2 Businesses.

LEGAL PROCEEDINGS

         See Note 6 to our condensed consolidated financial statements for the quarter ended September 30, 2001, incorporated by reference in this Current Report. In addition to the matters discussed therein, there are also pending against us various other lawsuits and claims. In the opinion of management, the ultimate liabilities resulting from such other lawsuits and claims will not materially affect our consolidated financial position or results of operations or liquidity.

ENVIRONMENTAL MATTERS

         Our manufacturing facilities, like those of our market generally, are subject to numerous laws and regulations implemented to protect the environment, particularly with respect to plant wastes and emissions. We believe we are in compliance with the environmental regulations to which our operations are subject and that, to the extent we may not be in compliance with such regulations, non-compliance has not had a materially adverse effect on our operations. Our policy of compliance has required a continuous management effort and significant expenditures.

         We authorized $9 million in capital expenditures for environmental control in 2000, and our best estimate of what we expected capital expenditures for environmental control to be in 2001 and 2002, prior to the dmc2 Acquisition, was $6 million and $3 million, respectively. We are currently evaluating the need for such expenditures in respect of the dmc2 Businesses. We do not expect such expenditures to be material.

         For additional information on environmental matters, see Note 6 to our condensed consolidated financial statements for the quarter ended September 30, 2001 incorporated by reference in this Current Report.

FOREIGN OPERATIONS

         Our products are produced and distributed in foreign as well as domestic markets. We commenced our international operations in 1927. During 2000, taking into account the dmc2 Businesses, sales to customers outside of the U.S. and Canada would have accounted for 49% of our sales. Financial information about our domestic and foreign operations is set forth in Note 12 to our consolidated financial statements for the year ended December 31, 2000 and Note 7 to our condensed consolidated financial statements for the quarter ended September 30, 2001 incorporated by reference in this Current Report.

         Wholly-owned subsidiaries operate manufacturing facilities in Argentina, Australia, Belgium, Brazil, the United Kingdom, France, Germany, the Netherlands, Japan, Italy, Mexico,


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Portugal, Spain and Thailand. Partially-owned subsidiaries manufacture in
Argentina, China, Indonesia, Italy, Spain, South Korea, Taiwan, Thailand, Turkey and Venezuela.

         We received technical service fees and/or royalties from many of our foreign subsidiaries. Historically, as a matter of corporate policy, the foreign subsidiaries have been expected to remit a portion of their annual earnings to the parent as dividends. To the extent earnings of foreign subsidiaries are not remitted to us, those earnings are intended to be indefinitely re-invested in those subsidiaries.

PROPERTIES

         Our corporate headquarters offices are located at 1000 Lakeside Avenue, Cleveland, Ohio. Other corporate facilities, located in Independence, Ohio, are owned. The business segments in which manufacturing plants are used and the locations of the principal manufacturing plants we own in the United States are as follows:

         Coatings -- Cleveland, Ohio; Nashville, Tennessee; Pittsburgh, Pennsylvania; Washington, Pennsylvania, Toccoa, Georgia; Orrville, Ohio; Shreve, Ohio; Penn Yan, New York; East Liverpool, Ohio; Crooksville, Ohio; Niagara Falls, New York; and South Plainfield, New Jersey.

         Performance Chemicals -- Walton Hills, Ohio; Hammond, Indiana; Baton Rouge, Louisiana; Waukegan, Illinois; Bridgeport, New Jersey; Carpentersville, Illinois; Plymouth, Indiana; Evansville, Indiana; Stryker, Ohio; Edison, New Jersey and South Plainfield, New Jersey.

         In addition, we lease manufacturing facilities in Cleveland, Ohio (Performance Chemicals); Galion, Ohio (Coatings), Fort Worth, Texas (Performance Chemicals); Vista, California (Coatings); Montgomeryville, Pennsylvania (Coatings); and Carpentersville, Illinois (Performance Chemicals).

         Outside the United States, we own manufacturing plants in Argentina, Australia, Brazil, Belgium, France, Germany, Indonesia, Italy, Mexico, the Netherlands, Spain, Taiwan, Thailand, Turkey and the United Kingdom. We or our subsidiaries lease manufacturing plants in Brazil, China, Italy, Japan, Germany, the Netherlands and Portugal. In many instances, the manufacturing facilities outside of the United States are used in multiple business segments.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibits are being filed as part of this Form 8-K.

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Exhibit 1.       Underwriting Agreement, dated December 17, 2001, between the
                 Company and Credit Suisse First Boston, for itself and as representative of the several underwriters named therein.

Exhibit 4.1      Officers' Certificate dated December 20, 2001 pursuant to
                 Section 301 of the Indenture dated as of March 25, 1998, between the Company and J.P. Morgan Trust Company, National Association, the successor-in-interest to Chase Manhattan Trust Company, National Association, as Trustee (excluding exhibits thereto).

Exhibit 4.2      Global Note for 9 1/8% Senior Notes due 2009



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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FERRO CORPORATION

                                          By: /s/ Bret W. Wise
                                              ----------------------------------
                                          Name:    Bret W. Wise
                                          Title:   Senior Vice President and
                                                   Chief Financial Officer


Date:  December 27, 2001